UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Track Group, Inc.
(Name of Registrant as Specified In Its Charter)

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200 E. 5th Avenue, Suite 100
Naperville, Illinois 60563
(877) 260-2010

NOTICE OF CONSENT SOLICITATION

July 13, 2018

Dear Track Group, Inc. Stockholder:

Notice is hereby given that Track Group, Inc., a Delaware corporation (the “Company” or “we”), is seeking the written consent of stockholders holding a majority of the Company’s outstanding common stock, par value $0.0001 per share (“Common Stock”), to authorize and approve the following proposals (together, the “Proposals”):

1.
To elect Guy Dubois, Karen Macleod and Karim Sehnaoui as directors of the Company, each to serve a one-year term until the next annual meeting of stockholders or until their successor is duly elected; and

2.
To ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending September 30, 2018.

The Board previously approved resolutions to (i) nominate Messrs. Dubois and Sehnaoui, and Ms. Macleod as directors, and (ii) appoint Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2018.

In order to save the expense associated with holding an annual meeting of the Company’s stockholders, the Company’s Board of Directors has elected to obtain stockholder approval of the Proposals by written consent (“Written Consent”) in lieu of an annual meeting of stockholders, pursuant to Sections 211 and 228 of the Delaware General Corporation Law. The close of business on July 6, 2018 has been fixed as the record date (“Record Date”) for the determination of holders of shares of our Common Stock entitled to receive notice of, and the discretion to approve, the Proposals.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and form of Written Consent that is attached to the Consent Solicitation Statement. The Board of Directors requests that you sign, date and return the Written Consent in the enclosed envelope (or submit your consent by email) as soon as possible. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Central Time, on August 13, 2018 (the “Expiration Date”), subject to early termination of, or extension of the Expiration Date at the discretion of our Board of Directors.

Failure to submit the Written Consent by any stockholder of record as of the Record Date will have the same effect as a vote against the Proposals. We recommend that all stockholders consent to the Proposals by marking the box titled “FOR” with respect to the Proposals and submitting the Written Consent by one of the methods set forth in the attached form of Written Consent. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposals, your consent form will be treated as a consent “FOR” the Proposals.

The actions to be taken pursuant to the Written Consent will be taken as soon as practicable and at such time that we receive properly executed Written Consents approving the Proposals set forth herein from the stockholders holding a majority of the outstanding shares of our Common Stock as of the Record Date.

Please return the enclosed written consent to us no later than 5:00 p.m. Central Time, on August 13, 2018 via email to peter.poli@trackgrp.com, or via mail to:

Track Group, Inc.
Attn: Corporate Secretary
200 E. 5th Avenue, Suite 100
Naperville, Illinois 60563

By order of the Board of Directors,

Guy Dubois
Chairman

200 E. 5th Avenue, Suite 100
Naperville, Illinois 60563
Tel. (877) 260-2010
_____________________________________________________________________________________________

CONSENT SOLICITATION STATEMENT
_____________________________________________________________________________________________

This Consent Solicitation Statement is being furnished to you as a holder of shares of common stock, par value $0.0001 (“Common Stock”), of Track Group, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of written consents of the stockholders of the Company for approval of the following proposals (together, the “Proposals”):

1.
To elect Guy Dubois, Karen Macleod and Karim Sehnaoui as directors of the Company, each to serve a one-year term until the next annual meeting of stockholders or until their successor is duly elected; and

2.
To ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending September 30, 2018.

In this Consent Solicitation Statement, all references to the “Company,” “we,” “us” or “our” refer to Track Group, Inc.

Our Board of Directors has elected to seek stockholder approval of the Proposals by written consent (“Written Consent”) in lieu of an annual meeting of stockholders in order to eliminate the costs and management time involved in holding an annual meeting of stockholders. Written Consents are being solicited from stockholders of record as July 6, 2018, the record date set in connection with this Consent Solicitation Statement (the “Record Date”), pursuant to Sections 211 and 228 of the Delaware General Corporation Code (the “DGCL”).

Who May Consent

This Consent Solicitation Statement, the attached form of Written Consent and our Annual Report on Form 10-K for the year ended September 30, 2017 (the “Annual Report”) are being mailed to those eligible stockholders on or about July 13, 2018.

As of the Record Date, we had 11,401,650 shares of Common Stock issued and outstanding, each of which are entitled to act with respect to this Consent Solicitation.

Stockholders who wish to consent to the Proposals must return the attached form of Written Consent either by mail or email on or before 5:00 p.m. Central Time on August 13, 2018 (the “Expiration Date”). The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date, to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received; (ii) waive any of the conditions to the Consent Solicitation; or (iii) amend the terms of the Consent Solicitation.

Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Corporate Secretary of the Company in accordance with the instructions set forth in the attached form of Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

IF YOU HOLD YOUR STOCK IN “STREET NAME,” YOU MUST INSTRUCT YOUR BROKER OR NOMINEE TO APPROVE THE PROPOSALS. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT RETURN THE WRITTEN CONSENT. Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Requests for copies of this Consent Solicitation Statement should be directed to Track Group, Inc. at the address or telephone number set forth above.

We will act as tabulation agent for this Consent Solicitation Statement. If you have any questions regarding your form of Written Consent, please contact us directly at (877) 260-2010.

Consent Required

Pursuant to Section 228 of the DGCL, approval of each of the Proposals requires the affirmative vote or written consent of holders of a majority of the issued and outstanding shares of our Common Stock entitled to vote thereon.

Stockholder approval of the Proposals will be effective upon receipt by us of affirmative Written Consents, not previously revoked, representing at least 5,700,826 votes, or a majority of votes that may be cast by our issued and outstanding voting securities as of the Record Date. Accordingly, abstentions from submitting your Written Consent will have the same effect of disapproving the Proposals.

Revocation of Consents

You may withdraw or change your Written Consent at any time prior to the Expiration Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Absence of Appraisal Rights

Stockholders who abstain from consenting to the approval of the Proposals, or who withhold consent of the Proposals, do not have the right to an appraisal of their shares of Common Stock or any similar dissenters’ rights under the Delaware General Corporation Law, our Certificate of Incorporation (“Charter”) or our Bylaws.

Expenses of this Solicitation

This solicitation is being made by our Board of Directors and management, and we will bear the entire cost of the solicitation, including preparation, printing and mailing costs. Written Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Written Consents personally, by phone or by e-mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock are held of record by such entities, and we will reimburse suck brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it advisable.

PROPOSALS TO BE ACTED UPON BY STOCKHOLDERS:
___________________________________

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Charter provides that the number of directors that constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the term of that director and until the director’s successor is elected and qualified. Directors elected by stockholders shall serve for a one-year term until the next annual meeting of stockholders or until their successor is duly elected, unless prior thereto the director resigns or the director’s office becomes vacant by reason of death or other cause.

Required Consents

Pursuant to Section 228 of the DGCL, the election of each director nominee requires written consents from holders of record of at least a majority of the outstanding shares of our Common Stock on the Record Date who are entitled to submit consents. If a nominee for the Board of Directors does not receive the affirmative vote of a majority of the outstanding shares of our Common Stock pursuant to this Consent Solicitation Statement, then under the DGCL and the Company’s Bylaws, he or she will continue to serve until the earliest of the next annual meeting of stockholders, his successor is elected and qualified, or his resignation or removal.

In addition to the voting requirements set forth in Section 228 of the DGCL, Section 211(b) of the DGCL permits stockholders of a Delaware corporation to, in lieu of an annual meeting, act by written consent to elect the corporation’s directors if (i) such consent is unanimous or (ii) if all of the directorships to which directors could be elected at an annual meeting are vacant and filled by such action.

Each of our current directors, Messrs. Dubois and Sehnaoui and Ms. Macleod (the “Directors”), shall resign from their positions as directors on the Company’s Board of Directors, effective immediately prior to the receipt and acceptance by the Company of that number of Written Consents required to approve the Proposals. As a result, all of the directorships of the Company shall be vacant at such time that approval of the election of directors by written consent takes effect, as required by Section 211(b) of the DGCL. Should the Company not receive Written Consents affirmatively voting in favor of the re-election of any of the foregoing Directors, such Director shall not resign, and shall continue to hold his or her position as a director on our Board until the earliest of next annual meeting of stockholders or until his or her successor is duly elected, unless prior thereto the Director resigns or the Director’s office becomes vacant by reason of death or other cause.

Board of Directors Recommendation

The Board of Directors recommends you consent to the election of each of Guy Dubois, Karen Macleod and Karim Sehnaoui as directors of the Company, to hold such position until the earliest of next annual meeting of stockholders or until his or her successor is duly elected, unless prior thereto the Director resigns or the Director’s office becomes vacant by reason of death or other cause.

Director Nominees

 Following are the names and ages of each director nominee, the principal occupation of each, the year in which each was first elected or nominated as a director of the Company (if applicable), the business experience of each nominee for at least the past five years, and certain other information concerning each of the nominees.

Name	Served as Director Since	Age	Principal Business Experience

Guy Dubois	2012	59
Guy Dubois became a director in December 2012, and has served as our Chairman since February 2013. Mr. Dubois also served as a member of the Company’s Executive Committee from October 2012 to September 2016, and was appointed to serve as Chief Executive Officer of the Company in September 2016, which position he held through December 31, 2017. Mr. Dubois is a director of Singapore-based Tetra House Pte. Ltd., a provider of consulting and advisory services worldwide. Mr. Dubois is a former director and chief executive officer of Gategroup AG, and also previously held various executive leadership roles at Gate Gourmet Holding LLC. Mr. Dubois has held executive management positions at Roche Vitamins Inc. in New Jersey, as well as regional management roles in that firm’s Asia Pacific operations. Mr. Dubois also served the European Organization for Nuclear Research (CERN) team in Switzerland in various roles, including treasurer and chief accountant. Additionally, Mr. Dubois worked with IBM in Sweden as Product Support Specialist for Financial Applications. A Belgian citizen, Mr. Dubois holds a degree in financial science and accountancy from the Limburg Business School in Diepenbeek, Belgium.

When considering Mr. Dubois as a director of the Company, the Board reviewed his extensive financial and management expertise and experience, as well as the fact that he served as the Company’s CEO for approximately 4 years.

Karen Macleod	2016	54
Ms. Macleod became a director of the Company in January 2016 and currently serves as chief executive officer of Arete Group LLC, a professional services firm. Prior to Arete Group, Ms. Macleod was President of Tatum LLC, a New York-based professional services firm owned by Randstad, from 2011 to 2014, and was a co-founder of Resources Connection (NASDAQ:RECN), now known as RGP, a multinational professional services firm founded as a division of Deloitte in June 1996. Ms. Macleod served in several positions for RGP, including as a director from 1999 to 2009 and President, North America from 2004 to 2009. Prior to RGP, Ms. Macleod held several positions in the audit department of Deloitte from 1985 to 1994. Ms. Macleod served as a director for A-Connect (Schweiz) AG, a privately held, Swiss-based global professional services firm, from 2014-2016, and was a director for Overland Solutions from 2006 to 2013. Currently, Ms. Macleod is serving as a director on the Board of the FWA (Financial Women’s Association) in New York, and is a member of their audit committee. Ms. Macleod holds a Bachelor of Science in Business/Managerial Economics from the University of California, Santa Barbara.

The Board believes Ms. Macleod’s senior public company leadership experience along with her finance and accounting background are important to the ongoing growth of the Company and corporate governance excellence.

Karim Sehnaoui	2018	39
Mr. Sehnaoui became a director of the Company in February 2018. Mr. Sehnaoui is an entrepreneur and investment professional, who specializes in private equity, venture capital, and corporate finance. Currently, he serves as General Manager of the Reference Group SARL, a boutique financial advisory firm based in Geneva, Switzerland, which position he has held since October 2017, and as a Director of ETS Limited. In addition, Mr. Sehnaoui is the founder and current Managing Director of Elham Management and Investment Group, an investment firm founded in 2011 that is dedicated to sustainable strategic investing. From 2012 to 2016, Mr. Sehnaoui taught graduate level finance courses as a visiting Assistant Professor at MSB Mediterranean School of Business in Tunisia. Prior to that, Mr. Sehnaoui spent several years in investment banking and private equity, serving as Acting Chief Investment Officer of Abu Dhabi Investment House PJSC and General Manager for Abu Dhabi Investment House S.A., and Business Development Director at Ithmaar Bank. Mr. Sehnaoui is currently a member of the Supervisory Board of Fyber N.V. (FRA: FBEN), an advertising technology company. Mr. Sehnaoui holds Bachelor’s and Master’s degrees in Civil Engineering from McGill University in Montreal, Canada, and was a Global Leadership Fellow at the World Economic Forum in Geneva, Switzerland from 2005 to 2007.

The Board’s decision to appoint Mr. Sehnaoui as a director of the Company was made in connection with ETS Limited becoming the Company’s largest shareholder of record. The Board also believes Mr. Sehnaoui’s senior leadership experience, along with his private equity and venture capital background, are important to the ongoing growth of the Company and corporate governance.

CORPORATE GOVERNANCE

Subsequent to the year ended September 30, 2017, and effective May 31, 2018, David Boone, Dirk van Daele, Eric Rosenblum and Ray Johnson (together, the “Former Directors”) resigned from their positions as directors on the Company’s Board of Directors, leaving Guy Dubois, Karim Sehnaoui and Karen Macleod as the remaining directors on our Board. Certain disclosure which follows regarding corporate governance refer to the Company’s Board of Directors and corporate governance policies and procedures prior to the resignation of the Former Directors, and do not reflect the Company’s corporate governance policies and procedures subsequent to such resignations.

Board Meetings and Committees

The Board met six times during the year ended September 30, 2017 and all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors served.

Independent Directors

Prior to the resignations of Messrs. Boone, van Daele, Rosenblum and Johnson, the Company had determined that, other than Messrs. Dubois and Sehnaoui, all of its then directors were independent directors as defined by the rules and regulations of the NASDAQ Stock Market.

The Board has determined that Ms. Macleod is currently the Company’s sole independent director as defined by the rules and regulations of the NASDAQ Stock Market. Ms. Macleod meets the independence standards established by the NASDAQ Stock Market and the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that of its current directors, Ms. Macleod satisfies the definition of an “audit committee financial expert” under SEC rules and regulations. These designations do not impose any duties, obligations or liabilities that are greater than those generally imposed as members of the Board, and the designation as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Board.

Board Committees and Charters

The Board of Directors had three standing committees as of the year ended September 30, 2017: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. These committees assisted the Board of Directors to perform its responsibilities and make informed decisions.

Effective May 31, 2018, as a result of the resignation of Messrs. Boone, van Daele, Rosenblum and Johnson, the Board no longer has an acting Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. Instead, the full Board of Directors administers the duties of the Audit Committee, Compensation and Nominating and Corporate Governance Committees.

Audit Committee

As of the year ended September 30, 2018, we had a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties of the Audit Committee were to oversee (i) management’s conduct related to our financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing our systems of internal accounting and financial controls, (ii) our independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company, and (iii) the engagement and performance of our independent auditors. The Audit Committee assisted the Board in providing oversight of our financial and related activities, including capital market transactions. The Audit Committee had a charter, a copy of which is available on our website at www.trackgrp.com.

The Audit Committee met with our Chief Financial Officer and with our independent registered public accounting firm and evaluated the responses by the Chief Financial Officer, both to the facts presented and to the judgments made by our independent registered public accounting firm. The Audit Committee met four times during the 2017 fiscal year and all members of the Audit Committee attended at least 75% of the Committee’s meetings.

As of the year ended September 30, 2017, the Members of the Audit Committee consisted of Ms. Macleod, Mr. Rosenblum and Mr. van Daele. Each member of the Audit Committee, satisfied, as determined by the full Board of Directors, the definition of independent director as established in the NASDAQ Stock Market Rules and were financially literate. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors designated Ms. Macleod as the Audit Committee’s “audit committee financial expert” as defined by the applicable regulations promulgated by the SEC. Currently, the entire Board of Directors serves in the capacity as an Audit Committee.

The Audit Committee reviewed and discussed the matters required by United States auditing standards required by the Public Company Accounting Oversight Board (the “PCAOB”) and our audited financial statements for the fiscal year ended September 30, 2017 with management and our independent registered public accounting firm. The Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board No. 1, and the Audit Committee discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

Compensation Committee

As of the year ended September 30, 2017, members of the Compensation Committee consisted of Dr. Johnson and Mr. Rosenblum, both of whom were determined to be independent directors in accordance with the NASDAQ Stock Market Rules, including Rule 5605(d)(2)(A). The Compensation Committee met twice during the 2017 fiscal year.

Currently, the entire Board of Directors serves in the capacity as a Compensation Committee. As such, the entire Board of Directors has the responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to stockholders. The Board monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance, and is justified by the returns available to stockholders. Additionally, the Board administers compensation plans in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year).

Currently, Ms. Macleod serves as the sole independent director, as determined by the Board of Directors in accordance with the NASDAQ Stock Market Rules, including Rule 5605(d)(2)(A).

Nominating and Corporate Governance Committee

As of the year ended September 30, 2017, Messrs. van Daele, Boone and Dr. Johnson served as members of our Nominating and Corporate Governance Committee. Currently, the entire Board of Directors serves in the capacity as a Nominating Committee. As such, the entire Board of Directors has the responsibility for identifying and recommending candidates to fill vacant and newly created Board positions, setting corporate governance guidelines regarding director qualifications and responsibilities, and planning for senior management succession.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise, and has the responsibility to identify, evaluate and recruit qualified candidates to the Board for such nomination or appointment.

The Board of Directors identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board of Directors. Although the Company does not have a formal diversity policy, in considering the suitability of director nominees, the Board considers such factors as it deems appropriate to develop a Board that is diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Board include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the software and/or technology industries, software, intellectual property, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board.

A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company in writing with any supporting material the stockholder considers appropriate. Nominees suggested by stockholders are considered in the same way as nominees suggested from other sources.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and its related rules and regulations. The Board may also require any proposed nominee to furnish such other information as may reasonably be required by the Board to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. We have posted our Code of Business Conduct and Ethics on our website, www.trackgrp.com, and will post any amendments to or waivers from a provision of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics.

Board Leadership Structure

Our Board of Directors has discretion to determine whether to separate or combine the roles of Chief Executive Officer and Chairman of the Board. Guy Dubois served in both roles from September 11, 2016 through December 31, 2017. Our Board believed that his combined role was most advantageous to the Company and our stockholders, as Mr. Dubois possesses in-depth knowledge of the issues, opportunities and risks facing us, our business and our industry and was best positioned to fulfill the responsibilities of our Chief Executive Officer, as well as the Chairman’s responsibility to develop meeting agendas that focus the Board’s time and attention on the most critical matters and to facilitate constructive dialogue among Board members on strategic issues. Effective January 1, 2018, the Board of Directors promoted the President of the Company, Mr. Derek Cassell, to the role of Chief Executive Officer, and thereby separated the roles of Chief Executive Officer and Chairman of the Board.

In addition to Mr. Dubois’ and Mr. Cassell’s leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
EIDE BAILLY, LLP TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED SEPTEMBER 30, 2018

 The Board of Directors has appointed Eide Bailly, LLP (“Eide Bailly”) as our independent registered public accounting firm for the fiscal year ended September 30, 2018 and hereby recommends that the stockholders ratify such appointment.

 The Board of Directors may terminate the appointment of Eide Bailly as the Company’s independent registered public accounting firm without the approval of the stockholders whenever the Board of Directors deems such termination necessary or appropriate.

Required Consents

Pursuant to Section 228 of the DGCL, the ratification of the selection of Eide Bailly as the Company’s independent auditors for the fiscal year ending September 30, 2018 requires written consents from holders of record of at least a majority of the outstanding shares of our Common Stock on the Record Date who are entitled to submit consents.

Board of Directors Recommendation

The Board of Directors recommends you consent to the ratification of the selection of Eide Bailly, LLP (“Eide Bailly”) as the Company’s independent auditors for the fiscal year ending September 30, 2018.

Independent Auditor

During the years ended September 30, 2017 and 16, Eide Bailly served as our independent registered public accounting firm.

The following table presents approximate aggregate fees and other expenses for professional services rendered by Eide Bailly, our independent registered public accounting firm, for the audit of the Company’s annual financial statements for the years ended September 30, 2017 and 2016 and fees and other expenses for other services rendered during those periods.

	2017	2016

Audit Fees (1)	$162,420	$155,552
Audit-Related Fees (2)	$6,141	$1,863
Tax Fees (3)	$20,728	$24,415
All Other Fees (4)	$21,661	$-
Total	$210,950	$181,830

(1)
Audit services in 2017 and 2016 consisted of the audit of our annual consolidated financial statements, and other services related to filings and registration statements filed by us and our subsidiaries, and other pertinent matters. Eide Bailly has served as our independent registered public accounting firm since September 24, 2013.

(2)	Audit-related fees consisted of travel costs related to our annual audit.
(3)	For permissible professional services related to income tax return preparation and compliance.
(4)	All other fees are related to the preparation of the Company’s Affordable Care Act forms and examination of the 401(k) financial statements.

Audit Committee Pre-Approval Policies and Procedures

 The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Eide Bailly in fiscal 2017 and 2016. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company. Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Auditor Independence

Our Audit Committee considered that the work done for us in fiscal year 2017 and 2016 by Eide Bailly was compatible with maintaining Eide Bailly’s independence.

Report of the Audit Committee of the Board of Directors

Date: September 30, 2017

The Audit Committee reviewed and discussed with management and Eide Bailly, LLP, our independent registered public accounting firm, the audited consolidated financial statements in the Track Group, Inc. Annual Report on Form 10-K for the year ended September 30, 2017. The Audit Committee also discussed with Eide Bailly, LLP those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 61.

Eide Bailly, LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the members of the Audit Committee as of September 30, 2017, as set forth below, recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2017.

Respectfully Submitted, Eric Rosenblum Dirk Karel J. van Daele Karen Macleod

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

The Company’s executive officers are appointed by the Board on an annual basis and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Derek Cassell	44	Chief Executive Officer and former President
Guy Dubois	59	Chairman and former Chief Executive Officer
Peter K. Poli	56	Chief Financial Officer

Derek Cassell joined Track Group in June 2014 through the strategic acquisition of Emerge Monitoring, at which time he was appointed Divisional President, Americas. Mr. Cassell was appointed to serve as President of Track Group in December 2016 and was promoted to the role of Chief Executive Officer effective January 1, 2018. From September 2008 until June 2014, Mr. Cassell served as an Executive Vice President of Emerge Monitoring, which was part of the Bankers Surety Team. Mr. Cassell has over 20 years of experience providing correctional solutions to the criminal justice industry. His previous positions include Director of Operations for ADT Correctional Services, Director of Customer Support for G4S Justice Services, and National Sales and Marketing Manager for ElmoTech Inc. He holds a Criminal Justice Degree from Henry Ford College in Dearborn Heights, Michigan.

Guy Dubois. Mr. Dubois’ biography appears on page 4 of this Consent Solicitation Statement.

Peter K. Poli has served as our Chief Financial Officer since January 2017. Before joining the Company, Mr. Poli served as the Chief Financial Officer of Grand Banks Yachts Limited from August 18, 2004 through December 31, 2015. In addition, he served as an Executive Director of Grand Banks Yachts from March 31, 2008 through October 28, 2015. Prior to his time with Grand Banks Yachts Limited, Mr. Poli served as the Chief Financial Officer for Acumen Fund Inc., I-Works Inc., and as Vice President and Chief Financial Officer of FTD.COM. Mr. Poli also spent nine years as an Investment Banker with Dean Witter Reynolds, Inc. and served as the CFO of a wholly-owned subsidiary of Morgan Stanley Dean Witter from 1997 to 1999. In addition, Mr. Poli served as an Independent Director of Leapnet, Inc. from 2000 to 2002. Mr. Poli earned a Bachelor of Art in Economics and Engineering from Brown University in 1983 and an MBA from Harvard Business School in 1987.

Compensation of Our Executive Officers

The following Summary Compensation Table sets forth the compensation paid to the following persons for our fiscal years ended September 30, 2016 and 2017:

(a)
our principal executive officer;

(b)
our most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended September 30, 2017 and who had total compensation exceeding $100,000 (together, with the principal executive officer, the “Named Executive Officers”); and

(c)
additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the most recently completed financial year.

Name and		Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)

Guy Dubois (4)	2017	-	-	$100,000	-	-	$100,000
Chairman and Former Chief Executive Officer	2016	-	-	$30,000	$170,182	-	$200,182

Derek Cassell (5)	2017	$224,454	-	$193,846	-	$351	$418,651
Chief Executive Officer and Former President	2016	$206,076	-	$42,500	-	-	$248,576

Peter Poli (6)	2017	$175,384	-	-	$134,318	-	$309,702
Chief Financial Officer	2016	-	-	-	-	-	-

(1)
This column represents the grant date fair value in accordance with ASC 718. These amounts do not represent the actual value that may be realized by the named executive officers. $25,000 of Mr. Dubois’ stock award payment had been accrued, but had not yet been issued as of September 30, 2017.

(2)
This column represents the grant date fair value in accordance with ASC 718. Please refer to the section labeled “Stock-Based Compensation” found within Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on December 19, 2017 for the relevant assumptions used to determine the compensation cost of our stock option awards. These amounts do not represent the actual value, if any, that may be realized by the named executive officers.

(3)	All other compensation includes health club membership for Mr. Cassell.
(4)
Mr. Dubois served as a member of the Executive Committee from October 2012 to September 2016, and as the Chief Executive Officer from September 2016 to December 2017. He currently serves as the Chairman of the Board of Directors.

(5)	On January 1, 2018, Mr. Cassell was appointed as the Company’s Chief Executive Officer. Mr. Cassell previously served as the Company’s President from December 19, 2016 to January 1, 2018.
(6)	Mr. Poli began serving as our Chief Financial Officer on January 3, 2017 and, as such, did not receive any compensation from the Company during fiscal 2016.

Narrative Disclosure to the Summary Compensation Table

Compensation Paid to our Chief Executive Officer

Our former principal executive officer, Guy Dubois, was granted 51,746 shares of Common Stock, equal to $100,000, for his work as Chairman of the Board of the Company during the fiscal year ended September 30, 2017, $25,000 of which had been accrued, but had not yet been issued as of September 30, 2017. Mr. Dubois did not receive any compensation during the fiscal year ended September 30, 2017 for his services as the Chief Executive Officer of the Company.

Poli Employment Agreement

On December 12, 2016, the Company entered into a three-year employment agreement with Mr. Poli (the “Poli Employment Agreement”). Under the terms and conditions of the Poli Employment Agreement, Mr. Poli began receiving a base salary equal to $240,000 per annum beginning in January 2017, and received an option to purchase 100,000 shares of the Company’s Common Stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the date approved by the Board. One-half of this option vested on January 1, 2018, and the remaining one-half is scheduled to vest on January 1, 2019.

Subsequent to the 2017 fiscal year end, an amendment to the Poli Employment Agreement was approved at Board meeting on December 13, 2017. Such amendment was signed on January 3, 2018.Under the terms of the Poli Agreement, as amended (the “Poli Amendment”), effective January 1, 2018, Mr. Poli’s employment was extended three years, and shall automatically renew for successive one year periods thereafter unless either party provides the other with notice of its intent not to renew the Poli Agreement at least six months prior to termination. In addition, the Poli Amendment provides: (i) an increase in Mr. Poli’s base salary to $250,000 per year; (ii) the issuance of 150,000 unregistered restricted shares of the Company’s Common Stock, which shall vest annually in increments of 50,000 beginning January 1, 2018; (iii) in the event of a change of control, Mr. Poli shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Poli shall become immediately vested and exercisable; and (iv) for purposes of any severance due Mr. Poli upon his involuntary termination, any annual bonus due Mr. Poli shall be deemed to be vested and earned.

Cassell Employment Agreement

On December 1, 2016, the Company entered into an employment agreement with Mr. Cassell, which was subsequently amended on February 13, 2017 (the “Cassell Employment Agreement”). Under the terms and conditions of the Cassell Employment Agreement, Mr. Cassell receives a base salary equal to $240,000 per annum, and received 60,000 unregistered restricted shares of the Company’s Common Stock. One-half of these shares vested immediately upon issuance, and the remaining one-half is scheduled to vest on March 30, 2018.

Subsequent to the 2017 fiscal year end, a second amendment to the Cassell Employment Agreement was approved at Board meeting held on December 13, 2017. Such amendment was signed on January 4, 2018. Under the terms of the Cassell Agreement, as amended (the “Cassell Amendment”), effective January 1, 2018, Mr. Cassell was promoted from President to CEO of the Company, a position which he shall hold until December 31, 2020, unless earlier terminated or extended. Should Mr. Cassell elect to voluntarily terminate his employment with the Company, he must provide written notice of his intent to do so at least 180 days prior to terminating his employment. In addition, the Cassell Amendment provides: (i) an increase in Mr. Cassell’s base salary to $275,000 per year; (ii) a 50% increase in his annual bonus effective for bonus plan year 2018 and thereafter; (iii) subject to Board approval, the issuance of 300,000 unregistered restricted shares of the Company’s Common Stock, which shall vest annually in increments of 100,000 beginning January 1, 2018; (iv) in the event of a change of control, Mr. Cassell shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Cassell shall become immediately vested and exercisable; and (v) for purposes of any severance due Mr. Cassell upon his involuntary termination, any annual bonus due Mr. Cassell shall be deemed to be vested and earned.

Outstanding Equity Awards at September 30, 2017

The following table discloses outstanding stock option awards and warrants held by each of the Named Executive Officers as of September 30, 2017:

Outstanding Equity Awards at Fiscal Year-End 2017

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date(2)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested ($)

Guy Dubois	2,385	-	-	$12.58	3/21/2022	-	-	-	-
	64,665	-	-	$9.00	4/14/2022	-	-	-	-
	4,083	-	-	$14.70	6/30/2022	-	-	-	-
	2,280	-	-	$19.46	9/30/2022	-	-	-	-
	2,344	-	-	$19.29	12/31/2023	-	-	-	-
	2,432	-	-	$18.75	3/31/2023	-	-	-	-
	51,576	-	-	$17.45	6/02/2023	-	-	-	-
	2,647	-	-	$15.45	6/30/2023	-	-	-	-
	14,988	-	-	$12.01	1/27/2022	-	-	-	-
	8,868	-	-	$10.15	4/20/2022	-	-	-	-
	113,310	-	-	$9.65	8/14/2022	-	-	-	-
	8,571	-	-	$10.50	9/30/2022	-	-	-	-
	12,676	-	-	$5.95	10/14/2022	-	-	-	-
	15,126	-	-	$5.95	1/15/2023	-	-	-	-
	14,286	-	-	$6.30	3/31/2023	-	-	-	-
	18,000	-	-	$5.00	6/30/2023	-	-	-	-
						11,468(3)	16,399

Peter Poli	50,000	50,000(4)	-	$3.75	1/1/2022	-	-	-	-

Derek Cassell	-	-	-	-	-	30,000(5)	42,900	-	-

(1)
This table reports the exercise prices of the stock options reported therein as of September 30, 2017. However, on November 30, 2017, the Board of Directors approved of the repricing of all outstanding stock options and warrants currently held by the Company’s officers and directors. As such, all of the stock options reported in this table now have an exercise price of $1.24, the closing price of the Company’s Common Stock as reported by the OTCQX Marketplace on November 30, 2017.

(2)
On May 11, 2017, the Board of Directors extended the warrant expiration date of current board members and certain employees by 5 years. The dates included in this table reflect the expiration dates after such extension.

(3)	Represents the number of shares, equaling $25,000, which have not yet been issued to Mr. Dubois for his services on the Board for the quarter ended September 30, 2017.
(4)	Such shares are scheduled to vest on January 1, 2019.
(5)	Such shares are scheduled to vest on March 30, 2018.

DIRECTOR COMPENSATION

During the fiscal year ended September 30, 2017, each of our non-employee directors received $25,000 per quarter for serving on the Board of Directors, which fees were payable in (i) cash, (ii) Common Stock valued at the current market price at the date of the grant, or (iii) warrants with an exercise price at the current market price at the date of grant; all grants of warrants were valued at the date of grant using the Black-Scholes valuation method. For four of the five directors, $25,000 of Common Stock and warrant awards had been accrued, but had not yet been issued, as of September 30, 2017.

The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in attending Board meetings in accordance with our policies.

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the fiscal year ended September 30, 2017, other than a director who also served as an executive officer:

	Fees earned	Stock awards	Warrant awards	Cash	Total
Name (1)	($) (2)	($)	($)	($)	($)

David Boone	$100,000	$100,000	-	-	$100,000
Karen Macleod	$100,000	-	$100,000	-	$100,000
Dirk van Daele	$100,000	$75,000	-	$25,000	$100,000
Dr. Ray Johnson	$100,000	-	$100,000	-	$100,000
Eric Rosenblum	$100,000	$100,000	-	-	$100,000

(1)
As discussed above, Messrs. Boone, van Daele, Rosenblum and Johnson resigned from their positions as directors on the Company’s Board of Directors effective May 31, 2018. Additionally, Mr. Sehnaoui was appointed to serve as a director on the Board on February 7, 2018.

(2)
Fees earned by our non-employee directors were paid in cash, Common Stock or warrants at the option of the director. A liability of $100,000 for certain of these fees, which have not yet been issued, was included in the Company’s accrued expenses at September 30, 2017.

Director Warrants

The following table lists the warrants to purchase shares of Common Stock held by each of our non-employee directors as of January 16, 2018, all of which were granted in connection with their services as directors:

	Grant	Expiration	Exercise	Number of	Compensation
Name	Date	Date (1)	Price (2)	Warrants	Expense

David S. Boone	3/22/13	3/21/22	$1.24	8,943	$62,580
7/1/13		6/30/22	$1.24	4,083	$32,275
10/1/13		9/30/22	$1.24	2,280	$22,775
1/2/14		12/31/23	$1.24	2,344	$16,305
10/15/15		10/14/22	$1.24	12,676	$50,943
1/15/16		1/15/23	$1.24	15,126	$73,039
7/1/16		6/30/23	$1.24	18,000	$80,310
Karen Macleod	7/1/16	6/30/23	$1.24	9,000	$37,154
9/30/16		9/30/21	$1.15	3,529	$15,000
10/1/16		9/30/21	$1.15	5,882	$25,000
1/1/17		12/31/21	$1.15	9,191	$25,000
4/1/17		3/31/22	$1.15	12,195	$25,000
7/1/17(3)		6/30/22	$1.15	13,812	$25,000
10/1/17(3)		9/30/22	$1.15	21,008	$25,000
1/1/18(3)		12/31/22	$1.05	33,784	$25,000

Dirk van Daele	10/15/15	10/14/22	$1.24	6,338	$29,690
1/15/16		1/15/23	$1.24	7,563	$36,520
7/1/16		6/30/23	$1.24	9,000	$40,155

Dr. Ray Johnson	10/1/16	9/30/21	$1.24	5,882	$32,904
1/1/17		12/31/21	$1.24	9,191	$34,454
4/1/17		3/31/22	$1.24	12,195	$25,744
7/1/17		6/30/22	$1.24	13,812	$25,554
10/1/17		9/30/22	$1.24	21,008	$25,000
1/1/2018		12/31/22	$1.05	33,784	$25,000

(1)	Reflects the expiration dates following the expiration date modification of the warrants reported herein, as approved by the Board of Directors on May 11, 2017.
(2)	Reflects the exercise prices following the repricing of the warrants reported herein, as approved by the Board of Directors on November 30, 2017 and January 26, 2018.
(3)	On January 26, 2018, at the request of Ms. Macleod, these warrants were exchanged for an aggregate amount of 52,761 share of Common Stock.

*Compensation paid to Mr. Dubois, the Company’s former Chief Executive Officer and current Chairman of the Board of Directors, during the year ended September 30, 2017 is reflected in the Executive Compensation Table above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of September 30, 2017 regarding equity compensation plans approved by our security holders and equity compensation plans that have not been approved by our security holders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	488,011	$8.51	38,292

Equity compensation plans not approved by security holders	59,684(1)	-	-

Total	547,695	$8.51	38,292

(1)	This excludes 966,691 warrants and shares of Common Stock awarded subsequent to September 30, 2017, 906,092 of which warrants and shares were issued on May 1, 2018.

Compensation Risks Assessment

As required by rules adopted by the SEC, management has made an assessment of our compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, we have determined that our compensation policies and practices do not create risks that are reasonably likely to have material adverse effects.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Loan Agreements

Amended and Restated Facility Agreement and Debt Exchange Agreement with Conrent Invest, S.A. On July 14, 2015, the Company entered into an Amended and Restated Facility Agreement (the “Amended Facility Agreement”) with Conrent Invest S.A., a public limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Conrent”), pursuant to which the Company may borrow up to $29.4 million of unsecured debt, which accrues interest at a rate of 8% per annum and matures on July 31, 2018. The Amended Facility Agreement also provides the Company with a voluntary prepayment option, wherein the Company may pay the amounts borrowed under the debt facility, including all accrued but unpaid interest, prior to the maturity date without any penalty or prepayment fee.

On October 9, 2017, the Company entered into a Debt Exchange Agreement with Conrent regarding total debt and unpaid interest of approximately $34.7 million due under the Amended Facility Agreement as of October 31, 2017 (the “Debt”) (the “Debt Exchange”). The Debt Exchange called for the Company to exchange newly issued shares of preferred stock for the entire Debt subject to approval by the investors who purchased securities from Conrent to finance the Debt (the “Noteholders”). On November 2, 2017, Conrent convened a meeting of the Noteholders to approve the Debt Exchange; however, the quorum required to approve the Debt Exchange was not achieved.

On February 26, 2018, the Company proposed that the maturity date of the Amended Facility Agreement be extended from July 31, 2018 to April 1, 2019. On April 26, 2018, the Noteholders approved the extension of the Facility Agreement from July 31, 2018 to April 1, 2019, subject to the satisfaction of certain conditions (the “Debt Extension”). On June 14, 2018, the Company received a letter from Conrent acknowledging that certain conditions had been met, and indicating that Conrent would proceed with the Debt Extension. Management is currently negotiating with Conrent regarding the terms of a debt extension agreement with the objective of reaching an agreement acceptable to both Conrent and the Noteholders before the Debt matures on July 31, 2018.

Conrent Loan Agreement. On May 1, 2016, the Company entered into an unsecured Loan Agreement with Conrent, acting with respect to its Compartment Safety III (the “Conrent Loan Agreement”). Pursuant to its terms, available borrowing capacity under the Conrent Loan Agreement was $5.0 million; however, due to the failure of the lender to satisfy certain conditions precedent to its obligation to fund, the Company had not received funds under the Conrent Loan Agreement as of July 13, 2018, and no proceeds thereunder are anticipated.

Sapinda Loan Agreement. On September 25, 2015, the Company entered into a loan agreement with one of the Company’s related parties, Sapinda Asia Limited (“Sapinda”), to provide the Company with a $5.0 million line of credit that accrues interest at a rate of 3% per annum for undrawn funds and 8% per annum for borrowed funds (the “Sapinda Loan Agreement”). Pursuant to the terms and conditions of the Sapinda Loan Agreement, available funds could be drawn down at the Company’s request at any time until the loan agreement matured on September 30, 2017, when all borrowed funds, plus all accrued but unpaid interest became due and payable.

On March 13, 2017, the Company and Sapinda entered into an agreement to amend the Sapinda Loan Agreement (“Amendment Number One”). Amendment Number One extends the maturity date of all loans made pursuant to the Sapinda Loan Agreement to September 30, 2020. In addition, we began accruing penalties because Sapinda had not funded the remaining amount of approximately $1.5 million available on the loan on or before March 31, 2017. The penalties totaled approximately $469,000 as of July 13, 2018, and the daily penalties currently exceed the daily interest due Sapinda. Further advances under the Loan Agreement are not currently expected to be forthcoming.

Stock Payable – Related Party

In connection with certain acquisitions during fiscal 2014 and 2015, the Company recognized a liability for stock payable to the sellers of the entities acquired. In conjunction with the respective purchase agreements, shares of the Company’s stock were payable during the years ended September 30, 2017 and 2016 based on the achievement of certain milestones. Changes in the stock payable liability are shown below:
	Sept. 30, 2017	Sept. 30, 2016
Beginning balance	$3,289,879	$3,501,410
Payment of shares for achieving performance milestones	(75,939)	(211,531)
Adjustment to Track Group Analytics stock payable	(213,940)	-
Adjustment to GPS Global stock payable	(3,000,000)	-
Ending balance	-	$3,289,879

Additional Related-Party Transactions and Summary of All Related-Party Obligations
	Sept. 30, 2017	Sept. 30, 2016
Related party loan with an interest rate of 3% and 8% per annum for undrawn and borrowed funds, respectively. Principal and interest due September 30, 2020.	$3,399,644	$3,399,644
Total related-party debt obligations	$3,399,644	$3,399,644

Each of the foregoing related-party transactions was reviewed and approved by those disinterested and independent members of the Company’s Board of Directors who served at the time of the foregoing transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

 Based solely upon a review of these forms that were furnished to us, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the year ended September 30, 2017 and that such filings were timely except the following:

●	Mr. Poli, our Chief Financial Officer, filed a Form 4 reporting one late transaction;
●	Mr. Boone, a member of our Board of Directors during the year ended September 30, 2017, filed a Form 4 reporting four late transactions; and
●	Mr. van Daele, a member of our Board of Directors during the year ended September 30, 2017, filed a Form 4 reporting one late transaction.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Security Ownership of Certain Beneficial Owners

The following table presents information regarding beneficial ownership as of July 12, 2018 (the “Table Date”), of our Common Stock by (i) each stockholder known to us to be the beneficial owner of more than five percent of our Common Stock; (ii) each of our Named Executive Officers serving as of the Table Date; (iii) each of our directors serving as of the Table Date; and (iv) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own. As of the Table Date, the applicable percentage ownership is based on 11,401,650 shares of Common Stock issued and outstanding.

Beneficial ownership representing less than one percent of the issued and outstanding shares of a class is denoted with an asterisk (*). Holders of common stock are entitled to one vote per share.

Name and Address of	Common Stock
Beneficial Owner (1)	Shares	%
ETS Limited (2)	4,871,745	42.7%
Safety Invest S.A., Compartment Secure I (3)	1,740,697	15.3%
Advance Technology Investors LLC (4)	540,865	4.8%

Directors and Named Executive Officers:
Guy Dubois (5)	653,568	5.4%
Peter Poli (6)	183,640	1.6%
Derek Cassell (7)	317,209	2.8%
Karen Macleod (8)	94,939	*
Karim Sehnaoui (9)	14,021	*
All directors and executive officers as a group (6 persons)	1,263,377	9.8%

(1)	Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563.
(2)
Address is c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Holding information is based on Amendment No. 2 to Schedule 13D filed by ADS Securities LLC on February 9, 2018.

(3)
Secure I is a compartment of Safety Invest S.A. (“Safety”), a company established under the Luxembourg Securitization Law and incorporated as a “société anonyme” under the laws of the Grand Duchy of Luxembourg whose principal business is to enter into one or more securitization transactions. Holding information is based on the Company records.

(4)	Address is 154 Rock Hill Road, Spring Valley, New York 10977. Holding information is based on Company records.
(5)	Holdings consist of 315,331 shares of Common Stock owned of record and 338,237 shares of Common Stock issuable upon exercise of stock purchase warrants, exercisable within 60 days of July 12, 2018.
(6)	Holdings consist of 133,640 shares of Common Stock and 50,000 shares of Common Stock issuable upon exercise of stock purchase warrants, exercisable within 60 days of July 12, 2018.
(7)	Holdings include 317,209 shares of Common Stock owned of record.
(8)	Holdings includes 55,142 shares of Common Stock owned of record and 39,797 shares of Common Stock issuable upon exercise of stock purchase warrants, exercisable within 60 days of July 12, 2018.
(9)	Holdings include 14,021 shares of Common Stock owned of record.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or in this case, the first anniversary of the date of mailing of this Consent Solicitation Statement. A stockholder proposal not included in the Company’s proxy statement for the 2019 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date that this Consent Solicitation Statement is first mailed to stockholders. However, in the event that the date of the 2019 annual meeting of stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date that this Consent Solicitation Statement is first mailed to stockholders, a timely notice by the stockholder must be delivered no earlier than 120 days prior to the first anniversary of the notice of mailing of this Consent Solicitation Statement and not later than the close of business on the later of (i) the 90th day prior to the date of mailing of this Consent Solicitation Statement or (ii) the tenth day following the day on which public announcement of the date of mailing of the notice for the 2019 annual meeting of stockholders is first made. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DISTRIBUTION AND COSTS AND HOUSEHOLDING OF SOLICITATION MATERIALS

We will pay the cost of preparing, printing and distributing this Consent Solicitation Statement and the accompanying Annual Report.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for consent solicitation statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single consent solicitation statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s consent solicitation materials. A single set of the Company’s consent solicitation materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s consent solicitation materials, please notify your broker or direct a written request to the Company, Attn: Investor Relations Department, 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563, or by calling (877) 260-2010. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its consent solicitation materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s consent solicitation materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

TRACK GROUP, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF TRACK GROUP, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation Statement, the Consent Solicitation Statement and the Annual Report on Form 10-K for the year ended September 30, 2017 of Track Group, Inc. (the “Company”) dated July 13, 2018 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Central Time), on August 13, 2018, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as holder of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), hereby takes the following actions without an annual meeting of stockholders, pursuant to Sections 211 and 228 of the Delaware General Corporations Code, with respect to all shares of Common Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

	CONSENT (FOR)	CONSENT WITHELD (AGAINST)	ABSTAIN

APPROVAL OF THE ELECTION OF THE FOLLOWING INDIVIDUALS AS MEMBERS OF OUR BOARD OF DIRECTORS, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED, OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL:

Guy Dubois	[ ]	[ ]	[ ]
Karen Macleod	[ ]	[ ]	[ ]
Karim Sehnaoui	[ ]	[ ]	[ ]

APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP TO SERVE AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED SEPTEMBER 30, 2018	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M. CENTRAL TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, ______

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

  RETURN IT IN THE ENVELOPE PROVIDED TO:

Track Group, Inc.
Attn: Corporate Secretary
200 E. 5th Avenue, Suite 100
Naperville, Illinois 60563

Your executed written consent can also be sent via email in PDF form to peter.poli@trackgrp.com.

Your written consent should be received by the Company on or before August 13, 2018.